Exhibit 1.1
Cogdell Spencer Inc.
2,600,000 Shares
8.500% Series A Cumulative Redeemable Perpetual Preferred Stock
Par value $0.01 per share
UNDERWRITING AGREEMENT
December 15, 2010
Citigroup Global Markets Inc.
Jefferies & Company, Inc.
KeyBanc Capital Markets Inc.

Underwriting Agreement
December 15, 2010
Citigroup Global Markets Inc.
Jefferies & Company, Inc.
KeyBanc Capital Markets Inc.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Ladies and Gentlemen:
     Cogdell Spencer Inc., a corporation organized under the laws of the State of Maryland (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 2,600,000 shares of its 8.500% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Preferred Stock”) (said shares to be issued and sold by the Company hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 390,000 additional shares of Preferred Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). Certain terms used herein are defined in Section 19 hereof.
     The Company is the sole general partner of Cogdell Spencer LP, a Delaware limited partnership (the “Operating Partnership”), the Company’s operating partnership subsidiary.
     1. Representations and Warranties. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (a) The Company has prepared and filed with the Commission a registration statement on Form S-3 (File No. 333-163113), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Exchange Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the final prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.
     (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date(as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act; each preliminary prospectus and the Prospectus when filed was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Disclosure Package or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Disclosure Package or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.
     (c) All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act and incorporated by reference into the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.
     (d) As of 3:30 p.m. (Eastern time) on the date of execution of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (e) (i) At the time of filing of the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (f) Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any prospectus or prospectus supplement that is or becomes part of the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8 hereof.

     (g) (i) The Company (x) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement and, as general partner of the Operating Partnership, through its wholly-owned Maryland stautory trust, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and (y) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries (as defined below) taken as a whole.
          (ii) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to do business and is in good standing as a foreign limited partnership under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries. At the Closing Date, the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the Prospectus; provided, that to the extent any portion of the option to purchase additional shares described in Section 2(b) hereof is exercised at the Closing Date, the percentage interest of the Company and of such limited partners in the Operating Partnership will be adjusted accordingly.
          (iii) Each Subsidiary of the Company listed on Schedule 1(c) hereto (each a “Subsidiary” and together, the “Subsidiaries”) has been duly formed and is validly existing as a corporation, statutory trust, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate and other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is, or will be on or prior to the Closing Date, duly qualified to do business as a foreign corporation, statutory trust, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification; the Subsidiaries are the only subsidiaries of the Company or the Operating Partnership that constitute “significant subsidiaries” (as defined in Rule 405 of the Securities Act).
     (h) The statements in the Disclosure Package and the Prospectus under the heading “U.S. Federal Income Tax Considerations” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

     (i) All the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”), except for Liens securing indebtedness as described in the Disclosure Package and the Prospectus. Except as set forth in the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Subsidiary of the Company.
     (j) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization”; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of the Company’s common stock, $0.01 par value (the “Common Stock”), have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Common Stock, of or ownership interests in the Company are outstanding; all offers and sales of the Company’s shares of Common Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.
     (k) The terms of the Securities conform in all material respects with the descriptions thereof contained in the Prospectus, the Disclosure Package and the description contained in the articles supplementary to the Company’s charter defining the terms of the Securities (the “Articles Supplementary”). The form of the certificates used to evidence the Securities is in due and proper form and complies with all applicable legal requirements, the requirements of the Company’s charter (including the Articles Supplementary) and the bylaws of the Company and the requirements of the New York Stock Exchange, Inc. (“NYSE”).
     (l) The outstanding units of limited partnership (“Units”) of the Operating Partnership have been duly authorized for issuance by the Operating Partnership and are validly issued and fully paid. None of the Units were issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the Disclosure Package and the

Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership. All offers and sales of the Company’s Units prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.
     (m) There is no agreement, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus and any document that is incorporated by reference therein under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Cogdell Spencer LP Partnership Agreement,” “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Rights,” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (n) There are no material transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company, the Operating Partnership, or their Subsidiaries in connection with the execution and delivery of this Agreement or the issuance by the Company or sale and delivery by the Company of the Securities.
     (o) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership; this Agreement constitutes a legally valid and binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights and general principles of equity, and except as to rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.
     (p) Each of the Company and the Operating Partnership is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (q) There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

     (r) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except for the filing of the Articles Supplementary with the State Department of Assessments and Taxes of Maryland (the “MSDAT”), which filing will be made prior to the Closing Date, such as have been obtained under the Securities Act, such as may be required by the NYSE or such as may be required under the Exchange Act or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus or the absence of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
     (s) The Articles Supplementary have been duly authorized by the Company.
     (t) Neither the issuance and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the charter (including the Articles Supplementary) or bylaws of the Company or the organizational or other governing documents of any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, franchise, note, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except, in the case of clauses (ii) or (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
     (u) Except as set forth in the Disclosure Package and the Prospectus, and any document that is incorporated by reference therein, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Securities Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person or to require the Company or the Operating Partnership to include such securities in any securities being registered pursuant to any other registration statement filed by the Company or the Operating Partnership under the Securities Act.

     (v) The financial statements and schedules of the Company, including the notes thereto, included or incorporated by reference in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the captions “Selected Financial Data” and “Capitalization” included or incorporated by reference in the Prospectus and the Registration Statement fairly present, on the basis stated therein, the information included therein.
     (w) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
     (x) (i) The Company or its Subsidiaries have fee simple title or insurable leasehold title to all of the properties described in the Disclosure Package and the Prospectus, and any document that is incorporated by reference therein, as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties” and individually, a “Property”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except those that are disclosed in the Disclosure Package and the Prospectus or that do not materially and adversely affect the value of such Property and do not materially and adversely interfere with the use made and proposed to be made of such Property by the Company and any Subsidiary; (ii) except as otherwise set forth in the Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties described in the Disclosure Package and the Prospectus are not convertible into debt or equity securities of the Company or the Operating Partnership and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or its Subsidiaries; (iii) the Company has provided true and complete copies of the mortgages and deeds of trust to the Representatives, and neither the Company nor any of its Subsidiaries is in default under any of the mortgages or deeds of trust, nor has an event occurred which with the delivery of notice and passing of a cure period would become a default under any mortgage or deed of trust; (iv) neither the Company nor any of its Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company or any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (v) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Disclosure Package and the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any Subsidiary; (vi) a Subsidiary holds a valid owner’s policy of title insurance for each Property insuring such Subsidiary as the fee title owner or the leasehold titleholder, and the Company and/or its Subsidiaries has the benefit of such title insurance policies; (vii) true, correct and complete copies of the leases, exhibits, schedules or other documents that comprise the leases described in the “Properties” section of the Disclosure Package and Prospectus, and any document that is incorporated by reference therein, where the tenant has been specifically identified have been provided to the Underwriters or their counsel; and (viii) the Company has fully disclosed in the Disclosure Package and the Prospectus which Properties are held by the Company under a ground lease; the Company has supplied true and complete copies of the ground leases to the Representatives; and neither the Company nor any of its Subsidiaries is in default under any ground lease, nor has an event occurred which with delivery of notice and passing of a cure period would become a default under any ground lease.
     (y) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter, bylaws or other organizational or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, except as otherwise set forth in the Disclosure Package and the Prospectus, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable.
     (z) Deloitte & Touche LLP, who have certified the Company’s financial statements and supporting schedules included in the Prospectus, and any document that is incorporated by reference therein, and delivered their reports with respect to the audited financial statements and schedules included in the Prospectus, are independent registered public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder.
     (aa) The Company and each of its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
     (bb) No material labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent.
     (cc) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
     (dd) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company except pursuant to the terms of any indebtedness set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
     (ee) The Company and its Subsidiaries possess all valid and current licenses, certificates, permits and other authorizations issued by the appropriate federal or state regulatory authorities necessary to conduct their respective businesses; and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
     (ff) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Prospectus, since the date of the Company’s most recent audited balance sheet, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.
     (gg) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (hh) The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act.
     (ii) The Company and its Subsidiaries are (i) in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Except as otherwise set forth in the Prospectus, to the knowledge of the Company and the Operating Partnership, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any property owned by the Company, the Operating Partnership or their Subsidiaries.
     (jj) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
     (kk) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”) has been satisfied by each “pension plan” (within the meaning of Section 3(2) of ERISA) which has been established or maintained by the Company or any of its Subsidiaries, and each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code 1986, as amended (the “Code”) is so qualified and, to the knowledge of the Company, no fact exists that would adversely affect such qualification. Neither the Company nor any of its Subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA) or as otherwise required by applicable law). Each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) established or maintained by the Company and/or one or more of its Subsidiaries is in compliance with the currently applicable provisions of ERISA, except as would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company or its Subsidiary that sponsors such “employee benefit plan.”
     (ll) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including, without limitation, Section 402 related to loans.
     (mm) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Subsidiaries and, to the knowledge of the Company and the Operating Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (nn) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (oo) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (pp) The Company and its Subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any Subsidiary are held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or the Subsidiary.
     (qq) There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Prospectus which have not been described as required.
     (rr) Except as disclosed in the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Common Stock hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

     (ss) The statistical and market-related data included in the Disclosure Package and the Prospectus and the Registration Statement are based on or derived from sources that the Company and the Operating Partnership believe to be reliable and accurate.
     (tt) Commencing with its taxable year ended December 31, 2005, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable years ending December 31, 2010 and thereafter. Each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code, and the Company is not aware of any fact that would negatively impact such qualification. Each of the Company’s corporate subsidiaries (or subsidiaries taxable as corporations for United States federal income tax purposes) that is not a taxable REIT subsidiary is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and the regulations thereunder.
     (uu) An application has been submitted for the approval of the listing of the Securities on the NYSE.
     (vv) The Company, the Operating Partnership and each of their Subsidiaries (including any predecessor entities) have not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Underwritten Securities, will not distribute, any offering material in connection with the offering or sale of the Underwritten Securities other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Securities Act.
     (ww) Except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, as of the date hereof, with respect to stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its Subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Code, so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their results of operations or prospects.
     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
     2. Purchase and Sale.
     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $25.00 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 390,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the Settlement Date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in its absolute discretion shall make to eliminate any fractional shares.
     3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 A.M., New York City time, on December 20, 2010, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Underwritten Securities being herein called the “Closing Date”). Delivery of the Underwritten Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the

Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the Settlement Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
     4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.
     5. Agreements. The Company and the Operating Partnership agree with the several Underwriters that:
     (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representatives a copy for the Representatives’ review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably objects. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430B, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.
     (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event, (ii) subject to the second sentence of paragraph (a) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to the Representatives and counsel to the Representatives in such quantities as they may reasonably request.
     (d) The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, (which consent will not be unreasonably withheld, it will not make any offer relating to the Securities that constitutes, or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (e) The Company will use its best efforts to list, subject to notice of issuance, the Securities on the NYSE.

     (f) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.
     (g) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.
     (h) During the time when a prospectus relating to the Securities is required to be delivered under the Securities Act the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the Securities Act.
     (i) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.
     (j) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (k) The Company will not, without the prior written consent of the Representatives, for a period of 60 days after the date of this Agreement, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition of due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement (including any amendments) with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any preferred securities of the Company or any securities convertible into, or exercisable, or exchangeable for, preferred securities of the Company (other than the Securities), or sell or grant options, rights or warrants with respect to any preferred securities of the Company or securities convertible into or exercisable or exchangeable for preferred securities of the Company (other than grants of options pursuant to option plans existing on the date hereof), enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such preferred securities of the Company, whether any such above transactions is to be settled by delivery of preferred securities of the Company or other securities, in cash, or otherwise publicly disclose an intention to effect any such transaction.
     Notwithstanding the foregoing, if: (x) during the last 17 days of the 60-day lock-up period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the 60-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event.
     (l) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act, except where the failure to comply or to cause the Company’s directors and officers to comply with such laws would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries taken as a whole.
     (m) Neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Securities.
     (n) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) registration of the Securities under the Securities Act and the listing of the Securities on the New York

Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
     (o) The Company and the Operating Partnership will use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Prospectus under the caption “Use of Proceeds.”
     (p) The Company will (i) register the Securities under Section 12(b) of the Exchange Act, and (ii) use its best efforts to complete the listing of the Securities on the NYSE, in each case, prior to the Closing Date.
     (q) The Company will (i) file the Articles Supplementary, duly authorized and executed by the Company, with the MSDAT, and (ii) use its best efforts to cause the Articles Supplementary to be accepted by the MSDAT, in each case, prior to the Closing Date.
     (r) The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2010, for taxation as a REIT under the Code.
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership contained herein as of the Execution Time, as of the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Operating Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their obligations hereunder and to the following additional conditions:
     (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have requested and caused Clifford Chance US LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and any Settlement Date and addressed to the Representatives, in the form attached hereto as Exhibit A.
     (c) The Company shall have requested and caused Moore & Van Allen, PLLC, local counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and any Settlement Date and addressed to the Representatives, in the form attached hereto as Exhibit B.
     (d) The Company shall have requested and caused Clifford Chance US LLP, tax counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and any Settlement Date and addressed to the Representatives, in the form attached hereto as Exhibit C.
     (e) The Company shall have requested and caused Venable LLP, Maryland counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and any Settlement Date and addressed to the Representatives, in the form attached hereto as Exhibit D.
     (f) The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any Settlement Date and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, on behalf of the Company and as the indirect general partner of the Operating Partnership, dated the Closing Date and any Settlement Date, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus, any supplements to the Prospectus, the Disclosure Package and any supplements or amendments thereto and this Agreement and that:
          (i) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;
          (ii) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
          (iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, and any document that is incorporated by reference therein, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

     (h) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, a letter, dated as of the Execution Time and as of the Closing Date and any Settlement Date, in form and substance satisfactory to the Representatives, confirming that they are independent registered public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission thereunder and stating in effect that:
          (i) in their opinion the audited financial statements, financial statement schedules and pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission;
          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its Subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the three-month and nine-month periods ended September 30, 2009 and 2010, and as at September 30, 2010, included or incorporated by reference in the Registration Statement and the Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to December 31, 2009, nothing came to their attention which caused them to believe that:
(A)	any unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

(B)	with respect to the period subsequent to September 30, 2010, there were any increases, at a specified date not more than five days prior to the date of the letter, in the term loan, revolving credit facility and mortgage notes payable of the Company and its Subsidiaries or capital stock of the Company or decreases in the stockholders’ equity of the Company as compared with the amounts shown on the September 30, 2010 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from October 1, 2010 to such specified date there were any decreases, as compared the corresponding period in the preceding year in revenues or increase in net loss of the Company and its Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(C)	the information included or incorporated by reference in the Registration Statement and the Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K.
          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth or incorporated by reference in the Registration Statement and the Prospectus and in the information included or incorporated by reference in Items 1, 1A, 2, 5, 6, 7, 7A, 9A, 11, 12 and 14 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, the information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosure About Market Risk” and “Unregistered Sales of Equity Securities and Use of Proceeds” included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Prospectus, and any information appearing in a Current Report on Form 8-K incorporated by reference in the Registration Statement and the Prospectus agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation.
          (iv) on the basis of a reading of the unaudited pro forma financial statements incorporated by reference in the Registration Statement, and incorporated by reference in the Disclosure Package and the Prospectus (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.
     References to the Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.
     (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given or incorporated by reference in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto) and the Disclosure Package, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus and the Disclosure Package (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto) and the Disclosure Package.
     (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (k) Between the Execution Time and the Closing Date, there shall not have been any decrease in the rating of any of the Company’s or Operating Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (l) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.
     (m) The Articles Supplementary shall have been accepted for record by the MSDAT and shall be effective under the Maryland REIT Law.
     (n) FINRA, upon review, if any, of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the Underwriters’ participation in same.
     (o) The Company shall have furnished to the Representatives, at the Effective Time and at the Closing, a certificate of the Company, signed by the Chief Financial

Officer or the principal financial or accounting officer of the Company, on behalf of the Company, dated as of the Effective Time and the Closing Date, as applicable, in the form and substance satisfactory to the Representatives.
     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 6 shall be delivered at the office of Clifford Chance US LLP, counsel for the Company, at 31 West 52nd Street, New York, NY 10019-6131, on the Closing Date.
     7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 or Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Operating Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution.
     (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Operating Partnership may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Operating Partnership, each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, and each person who controls the Company and the Operating Partnership within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Operating Partnership acknowledge that the statements set forth in (i) the last paragraph of the cover page regarding delivery of the Securities, (ii) the list of Underwriters and their respective participation in the sale of the Securities under the caption “Underwriting” and (iii) the seven bullet-points in the tenth paragraph under the caption “Underwriting” related to stabilization activities in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Operating Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Operating Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Operating Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or by the Operating Partnership on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Operating Partnership within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and director of the Company shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).
     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Operating Partnership. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package (exclusive of any supplement thereto).

     11. No Advisor of Fiduciary Relationship The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
     12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912), and confirmed to General Counsel, Citigroup Global Markets Inc. at 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, and, if sent to Jefferies & Company, Inc., will be mailed, delivered or telefaxed to Jefferies & Company, Inc., Attention: General Counsel (fax no.: (212) 284-2280)), and confirmed to Jefferies & Company, Inc. at 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, and, if sent to KeyBanc Capital Markets Inc., will be mailed, delivered or telefaxed to KeyBanc Capital Markets Inc., Attention: Debt Capital Markets (fax no.: (216) 689-4233), and confirmed to KeyBanc Capital Markets Inc. at 127 Public Square,

Cleveland, Ohio 44114, Attention: Debt Capital Markets, with a copy to Goodwin Procter LLP, Attention: Ettore A. Santucci (fax no.: (617) 523-1231) and confirmed to Goodwin Procter LLP at 53 State Street, Boston, Massachusetts, 02109, Attention: Ettore A. Santucci; or, if sent to the Company or the Operating Partnership, will be mailed, delivered or telefaxed to Cogdell Spencer Inc., Attention: Frank C. Spencer (fax no.: (704) 940-2957) and confirmed to Cogdell Spencer Inc. at 4401 Barclay Downs Drive, Suite 300, Charlotte, North Carolina 28209-4670, Attention: Raymond W. Braun, with a copy to Clifford Chance US LLP, Attention: Jay L. Bernstein (fax no.: (212) 878-8375) and confirmed to Clifford Chance US LLP at 31 West 52nd Street, New York, NY 10019-6131, Attention: Jay L. Bernstein.
     14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
     16. Partial Enforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Base Prospectus, if any, as amended or supplemented, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) a schedule indicating the number of Securities being sold and the price at which the Securities will be sold to the public.

     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Existing Entities” shall mean the entities set forth on Schedule 2 hereto.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Rule 158”, “Rule 164”, “Rule 405”, “Rule 424”, “Rule 430B” “Rule 433” and “Rule 462” refer to such rules under the Securities Act.
     “Rule 430B Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.
     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Operating Partnership and the several Underwriters.

Very truly yours, COGDELL SPENCER INC.
By:	/s/ Charles M. Handy
	Name:	Charles M. Handy
	Title:	Chief Financial Officer, Executive Vice President and Secretary

COGDELL SPENCER LP By: CS Business Trust I, its General Partner
By:	/s/ Charles M. Handy
	Name:	Charles M. Handy
	Title:	Trustee

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

By:	Citigroup Global Markets Inc.

By:	/s/ Andrew Power Name: Andrew Power
Title: Vice President

By:	Jefferies & Company, Inc.

By:	/s/ John P. Ockerbloom Name: John P. Ockerbloom
Title: Managing Director

By:	KeyBanc Capital Markets Inc.

By:	/s/ Mark J. Koster Name: Mark J. Koster
Title: Managing Director
For themselves and the other several Underwriters named in
Schedule I to the foregoing Agreement.

SCHEDULE I

Number of Underwritten Securities
Underwriters	to be Purchased
Citigroup Global Markets Inc.	910,000
Jefferies & Company, Inc.	780,000
KeyBanc Capital Markets Inc.	455,000
Raymond James & Associates, Inc.	325,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	130,000

Total	2,600,000

SCHEDULE II
Issuer Free Writing Prospectuses
See attached final Pricing Term Sheet.

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Cogdell Spencer Inc.
8.500% Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25 Per Share)
Pricing Term Sheet
December 15, 2010

Issuer:	Cogdell Spencer Inc.

Security:	8.500% Series A Cumulative Redeemable Perpetual Preferred Stock

Size:	2,600,000 shares (2,990,000 shares if the option to purchase additional shares is fully exercised)

Public Offering Price:	$25.00 per share; $65,000,000 total (not including the option to purchase additional shares)

Underwriting Discounts and Commissions:	$0.7875 per share; $2,047,500 total (not including the option to purchase additional shares)

Joint Book-Running Managers:	Citigroup Global Markets Inc., Jefferies & Company, Inc. and KeyBanc Capital Markets Inc.

Joint Lead Manager:	Raymond James & Associates, Inc.

Co-Manager:	BB&T Capital Markets, a division of Scott & Stringfellow, LLC

Maturity Date:	Perpetual

CUSIP/ISIN:	19238U206/US19238U2069

Trade Date:	December 15, 2010

Liquidation Preference:	$25.00 per share plus accrued interest and unpaid dividends

Dividend:	8.500% per annum (or $2.125 per share), accruing from December 20, 2010

Dividend Payments Dates:	March 1, June 1, September 1 and December 1, beginning on March 1, 2011.

Conversion:	Upon the occurrence of a “fundamental change,” holders of Series A Preferred Stock will have the right to convert some or all of their shares into a number of shares of the Issuer’s common stock equal to the quotient of the $25 per share Series A Preferred Stock liquidation preference plus an amount equal to accrued and unpaid dividends (whether or not earned or declared) to, but not including, the “fundamental change conversion date,” divided by the “market price of our common stock.” If the Issuer exercises its fundamental change optional redemption right in connection with a fundamental change, holders of Series A Preferred Stock will not have any fundamental change conversion right so long as the applicable fundamental change redemption price is paid on the fundamental change redemption date in accordance with the terms of the Issuer’s charter.

Subject to pro rata adjustments for any stock splits or combinations with respect to the Issuer’s common stock, the aggregate number of shares of common stock issuable in connection with the exercise of the conversion right may not exceed 15,632,500 shares of common stock (or 17,977,375 million shares if the underwriters’ over-allotment option is exercised in full) resulting in a maximum number of shares of common stock per share of Series A Preferred Stock of 6.0125, which may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Stock. This is equivalent to a minimum market price of approximately $4.158.

Fundamental Change:	A “fundamental change” will be deemed to have occurred at such time after the original issuance of the Series A Preferred Stock when the following has occurred:

(1)	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Issuer’s stock entitling that person to exercise 50% or more of the total voting power of all shares of the Issuer’s stock entitled to vote generally in elections of directors (except that such person will be

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deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(2)	following the closing of any transaction referred to in clause (1) above, neither the Issuer nor the acquiring entity has a class of common securities listed on the New York Stock Exchange, or NYSE, the NYSE Amex Equities, or NYSE Amex, or the NASDAQ Stock Market, or NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE Amex or NASDAQ.

Optional Redemption:	On or after December 20, 2015, redeemable in whole or in part at a redemption price equal to $25 per share plus any accrued and unpaid dividends (whether or not earned or declared).

Fundamental Change Optional Redemption:	Upon the occurrence of a fundamental change, in addition to the Issuer’s right to redeem some or all of the shares of Series A Preferred Stock upon the exercise by a holder of its fundamental change conversion right, the Issuer will have the option to redeem its Series A Preferred Stock, in whole but not in part, within 90 days after the first date on which such fundamental change has occurred for cash at $25 per share, plus accrued and unpaid dividends (whether or not earned or declared) to, but not including, the redemption date.

Listing:	The Issuer intends to file an application with the NYSE. If the application is approved, trading is expected to begin within 30 days of issuance.

Expected Settlement and Delivery Date:	December 20, 2010
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407, Jefferies & Company, Inc. at 1-201-761-7610 or KeyBanc Capital Markets toll-free at 1-866-227-6479.

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SCHEDULE 1(c)
Subsidiaries
Cogdell Spencer LP
Cogdell Spencer TRS Holdings, LLC
CS Business Trust II
Erdman Company
MEA Holdings, Inc.

SCHEDULE 2
Existing Entities
200 Andrews, LLC
Augusta Medical Partners, LLC
Baptist Northwest Limited Partnership
Barclay Downs Associates, LP
Beaufort Medical Plaza, LLC
Brandon MOB Investors, LLC
Brunswick MOB, LLC
Cabarrus Medical Partners, LP
Cabarrus POB, LP
Carolina Forest Plaza, LLC
Cogdell Investors (Birkdale), LP
Cogdell Investors (Birkdale II), LP
Cogdell Investors (Mallard), LP
Cogdell Investors (OSS), LP
Cogdell Lancaster Rehab, LP
Cogdell Spencer Erdman Management Company
Cogdell Spencer TRS Holdings, LLC
Consera BSD, LLC
Consera Healthcare Real Estate, LLC
Copperfield MOB, LP
EA-BSB 2, L.L.C.
EA-BSD 1, L.L.C.
East Jefferson Medical Office Building Limited Partnership
East Jefferson Medical Plaza, LLC
East Jefferson Medical Specialty Building Limited Partnership
East Rocky Mount Kidney Center Associates, LP
Franciscan Development Company, LLC
Gaston MOB, LP
Hanover MOB, LLC
Harrisburg Medical Clinic, LP
Health Park MOB, LLC
HMOB Associates, LP
Indianapolis MOB, LLC
JHL Associates, LLC
Lexington MOB, LLC
Mary Black Westside Medical Park I Limited Partnership
Medical Investors I, LP
Medical Investors III, LP
Medical Park Three Limited Partnership
Mulberry Medical Park Limited Partnership
Orangeburg Medical Office Building (a South Carolina General Partnership)
Parkridge MOB, LLC
Peerless MOB, LLC

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PMOB, LLC
River Hills Medical Associates, LLC
Rocky Mount Kidney Center Associates (a North Carolina General Partnership)
Rocky Mount Medical Park Limited Partnership
Roper MOB, LLC
Rowan OSC Investors, LP
St. Cloud MOB, LLC
St. Francis Community MOB, LLC
St. Francis Medical Plaza, LLC
St. Mary’s Investors, LLC
Syracuse MOB, LLC
Syracuse MOB SPE, LLC
Verdugo MOB, LP
Verdugo Management, LLC
West Medical Office I, LP
West Tennessee Investors, LLC

EXHIBIT A
Form of Opinion of Company Counsel
                (i) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties as described in the Registration Statement, the Prospectus and the Disclosure Package and has the power and authority to execute and deliver the Underwriting Agreement and to consummate the transactions contemplated therein;
               (ii) Each of the Company and the Operating Partnership is duly qualified to do business as a foreign corporation or limited partnership, as applicable, and is in good standing in each jurisdiction set forth on Schedule A hereto;
               (iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Operating Partnership;
               (iv) The OP Units have been duly authorized and are validly issued, and, except as otherwise stated in the Registration Statement, the Prospectus or the Disclosure Package, to our knowledge, with respect to the OP Units issued to the Company and its subsidiaries, are not subject to any security interest, other encumbrance or adverse claim. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into OP Units are outstanding; the holders of OP Units are not entitled to any rights to purchase any Securities in the offering contemplated by the Underwriting Agreement pursuant to the Delaware Revised Uniform Limited Partnership Act or the Operating Partnership Agreement;
               (v) The Registration Statement, at the date it was declared effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act, the Disclosure Package, as of the Applicable Time, the Prospectus, as of its date and as of the date hereof, and the documents incorporated by reference in the Prospectus, at the later of the time when they were first filed with the Commission and the time when they were declared effective by the Commission (in each case, except for the financial statements and schedules and any other financial and statistical data derived from such financial statements and schedules contained therein or excluded therefrom, as to which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable;
               (vi) No approval, authorization, consent or order of or filing with any federal or New York State regulatory commission, board, court, body, authority or agency is required in connection with the issuance and sale of the Securities by the Company and consummation by the Company and the Operating Partnership of the transactions contemplated by the Underwriting Agreement other than such as have been obtained or made under the Securities Act (except we express no opinion as to any qualification under the state securities, foreign securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters or under the rules and regulations of the Financial Industry Regulatory Authority);
               (vii) The execution, delivery and performance of the Underwriting Agreement by the Operating Partnership, does not and will not result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (1) the organizational documents of the Operating Partnership, (2) the documents listed on Schedule B hereto (collectively, the “Listed Agreements”),1 (3) any federal or New York State law or regulation binding upon the Company or the Operating Partnership or their respective properties or assets, or (4) to our knowledge, any decree, judgment or order applicable to the Company or the Operating Partnership;
               (viii) Except as disclosed in the Registration Statement and the Disclosure Package, to our knowledge, the Operating Partnership is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its Operating Partnership Agreement or, with respect to the Operating Partnership or CS Business Trust I, a Maryland statutory trust, and CS Business Trust II, a Maryland statutory trust, any Listed Agreement;
               (ix) To our knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or the Operating Partnership or any of their respective directors or officers is a party or to which any of their respective properties is subject at law or in equity before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Prospectus or the Disclosure Package but are not so described;
               (x) Neither the Company nor the Operating Partnership are subject to registration as an investment company under the Investment Company Act of 1940, as amended, and the transactions contemplated by the Underwriting Agreement will not cause the Company or the Operating Partnership to become an investment company subject to registration under such Act;
               (xi) The statements included or incorporated by reference in the Registration Statement and the Prospectus under the caption “Cogdell Spencer LP Partnership Agreement,” insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries or descriptions thereof in all material respects; and

[1]	To include any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected and which have been filed as exhibits to the Registration Statement or incorporated by reference therein, and the documents filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and any subsequently filed material agreements.

               (xii) The Securities have been approved for listing by the New York Stock Exchange subject to official notice of issuance.
               In addition, we have reviewed and participated in the preparation of the Registration Statement, the Disclosure Package and the Prospectus and in discussions with officers, directors, employees and other representatives of the Company, representatives of the independent public accountants for the Company, you and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and we have reviewed certain corporate, limited liability company, trust and partnership records, documents and proceedings. On the basis of the foregoing, nothing has come to our attention that leads us to believe that (i) the Registration Statement (except for the financial statements and schedules and any other financial and statistical data derived from such financial statements and schedules contained therein or excluded therefrom, as to which we do not express any belief), including the Rule 430B Information, at the last deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus (except for financial statements and supporting schedules and other financial and statistical data derived from such financial statements and schedules contained therein or omitted therefrom, as to which we do not express any belief), as of its date or the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package (except for financial statements and supporting schedules and other financial and statistical data derived from such financial statements and schedules contained therein or omitted therefrom, as to which we do not express any belief), as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
               We have been advised by the staff of the Commission that the Registration Statement is effective under the Securities Act. To our knowledge, no stop order proceedings with respect to the Registration Statement have been instituted or are pending or threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by such Rule 424.

EXHIBIT B
Form of Opinion of Local Counsel for the Company
               (1) each Existing Entity is validly existing (and with respect to each Existing Entity which is a limited liability company formed under the laws of Louisiana or is a limited partnership or limited liability company formed under the laws of California, Delaware, Minnesota or Mississippi is in good standing) as a corporation, general partnership, limited partnership or limited liability company, as the case may be, under the laws of the jurisdiction in which it is formed, with the power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described or incorporated by reference in (a) that certain registration statement on Form S-3 (Registration No. 333-163113) filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 26, 2010 and declared effective on April 1, 2010 (the “Registration Statement”), (b) that certain base prospectus contained in the Registration Statement (the “Base Prospectus”), and (c) that certain Prospectus Supplement2 dated December 15, 2010 and filed by the Company with the SEC pursuant to Rule 424(b)(5) (the “Prospectus Supplement”), and is duly qualified to conduct business as a foreign corporation or a foreign limited liability company, as the case may be, under the laws of the jurisdictions indicated on Schedule 2 attached hereto
               (2) all shares, membership interests, limited partnership interests, or general partnership interests, as the case may be, of each Existing Entity have been duly and validly authorized and issued and are owned of record by the Company (either directly or through wholly-owned subsidiaries) free and clear of any perfected security interest, and are subject to no preemptive rights or options (other than options, rights of first offer or rights of first refusal in favor of an Existing Entity or its members in the event of a proposed transfer of such interests by a member of such Existing Entity) arising by statute or under such Existing Entity’s articles of incorporation, bylaws, articles of organization, certificate of formation or operating agreement, or certificate of limited partnership or partnership agreement, as the case may be; and
               (3) the statements incorporated by reference in the Registration Statement, Base Prospectus and the Prospectus Supplement from the Company’s Form 10-K for the fiscal year ended December 31, 2009 under the captions “Business — Regulation,” and “Risk Factors — Risks Related to the Healthcare Industry, — The Company’s tenants are subject to the Stark Law and fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to the Company,” in each case (a) only to the extent they describe applicable U.S. health care law and regulation and (b) as amended and supplemented by the Company’s Form 10-Q for the quarter ended June 30, 2010 under the caption “Risk Factors — Risks Related to Recent Healthcare Legislation”, are correct in all material respects.

[2]	Defined in introductory paragraph.

EXHIBIT C
Form of Opinion of Tax Counsel for the Company
               (i) commencing with its taxable year ended December 31, 2005, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation, as described in the Organizational Documents,3 the Registration Statement, the Prospectus and the Certificate of Representations,4 will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and
               (ii) the statements included in or incorporated by reference in the Registration Statement and the Prospectus under the captions “U.S. Federal Income Tax Considerations,” to the extent they describe applicable U.S. federal income tax law, are correct in all material respects.
The opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein. Moreover, the Company’s qualification as a REIT depends upon the Company’s ability to meet for each taxable year, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership. We have not undertaken, and will not undertake, to review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations for any single taxable year have satisfied or will satisfy the tests necessary to qualify as a REIT under the Code. Although we have not made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter or the Certificate of Representations.

[3]	Organizational Documents shall be defined to include the Articles of Amendment and Restatement of the Company filed with the Maryland State Department of Assessments and Taxation on October 31, 2005, the bylaws of the Company, and the First Amended and Restated Agreement of Limited Partnership of Cogdell Spencer LP, a Delaware limited partnership, dated as of March 23, 2007 and the First Amendment to First Amended and Restated Agreement of Limited Partnership of Cogdell Spencer L.P., dated as of March 10, 2008.

[4]	The Certificate of Representations shall be defined to mean the Certificate of Representations dated as of the date hereof, provided by the Company and the Operating Partnership.

EXHIBIT D
Form of Opinion of Maryland Counsel for the Company
          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with corporate power to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Disclosure Package and the Prospectus under the caption “Overview.”
          2. Each of the Subsidiaries is a statutory trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
          3. The Company’s authorized stock is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization”. The authorized stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Disclosure Package and the Prospectus under the captions “Description of Common Stock” and “Description of Preferred Stock.” The shares of Common Stock issued and outstanding as of the date hereof immediately prior to the issuance of the Securities (the “Outstanding Securities”) have been duly authorized and validly issued and are fully paid and nonassessable.
          4. The sale and issuance of the Securities have been duly authorized, and, when issued and delivered to, and paid for by, the Underwriters pursuant to the Underwriting Agreement, the Securities will be validly issued, fully paid and nonassessable. The holders of outstanding shares of Common Stock are not entitled to preemptive or other rights to subscribe for the Securities arising under the Maryland General Corporation Law or the Company Charter or the Company Bylaws. Based solely on the Officer’s Certificate and upon any facts otherwise known to us, and except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for shares of stock of or ownership interests in the Company are outstanding.
          5. The Preferred Stock Certificate complies with the applicable requirements of the Maryland General Corporation Law and with the applicable requirements of the Company’s Charter and Bylaws.
          6. The shares of beneficial interest of each of the Subsidiaries issued and outstanding as of the date hereof have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company. Such shares of beneficial interest are not subject to preemptive rights arising under the Maryland Business Trust Act or the Certificate of Trust, Declaration of Trust or Bylaws of the Subsidiaries. Based solely on the Officer’s Certificate and upon any facts otherwise known to us, and except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for shares of beneficial interest or other ownership interests in the Subsidiaries are outstanding.
          7. The execution and delivery of the Underwriting Agreement have been duly authorized by the Company. The Underwriting Agreement has been duly executed and, so far as is known to us, delivered by the Company.
          8. The Articles Supplementary that created the Securities had been authorized by the Board of Directors of the Company, and based on counsels review of a certified copy thereof, have been accepted for record by the SDAT and have become effective under Maryland General Corporation Law.
          9. The statements included in (a) the Disclosure Package and the Prospectus under the captions “Description of Common Stock,” “Description of Preferred Stock” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” (b) the 10-K under the captions “Risk Factors—Risks Related to the Company’s Organization and Structure—Conflicts of interest could arise as a result of the Company UPREIT structure,” “Risk Factors—Risks Related to the Company’s Organization and Structure—Certain provisions of the Company’s organizational documents, including the stock ownership limit imposed by the Company’s charter, could prevent or delay a change in control transaction,” and “Risk Factors—Risks Related to the Company’s Organization and Structure—Certain provisions of Maryland law may limit the ability of a third party to acquire control of the Company,” and (c) Item 15 “Indemnification of Directors and Officers” in Part II of the Registration Statement, insofar as such statements summarize matters of Maryland law or the Company Charter or the Company Bylaws, are accurate in all material respects.
          10. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body of the State of Maryland is required in connection with the transactions contemplated by the Underwriting Agreement, except such as have been obtained or made, if any (other than any consent, approval, authorization, order or filing in connection with the securities laws of the State of Maryland, as to which no opinion is expressed hereby).
          11. Neither the issuance and sale of the Securities nor the consummation of any other transactions contemplated by the Underwriting Agreement will conflict with or result in a breach or violation of (a) the Company Charter (including the Articles Supplementary) or the Company Bylaws or (b) any Maryland law, rule or regulation, or, so far as is known to us, any judgment, order or decree applicable to the Company of any court, governmental agency or body of the State of Maryland having jurisdiction over the Company or any of its properties (other than any law, rule, regulation, judgment, order or decree in connection with the securities laws of the State of Maryland, as to which no opinion is expressed hereby).